Exhibit 99.1

Adaptimmune Therapeutics plc Announces Full Exercise and Closing of Underwriters’ Option to Purchase Additional American Depositary Shares

PHILADELPHIA, Pa. and OXFORD, United Kingdom, Feb. 7, 2020 (GLOBE NEWSWIRE) — Adaptimmune Therapeutics plc (“Adaptimmune”) (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced that the underwriters of its previously announced public offering of 21,000,000 American Depositary Shares (“ADSs”), which initially closed on January 24, 2020, have exercised in full their option to purchase an additional 3,150,000 of its ADSs at a price to the public of $4.00 per ADS, raising additional net proceeds of approximately $11.7 million, after deducting underwriting discounts and commissions and estimated offering expenses. The option exercise closed on February 7, 2020.

After giving effect to the option exercise, Adaptimmune sold a total of 24,150,000 ADSs in connection with the offering, generating net proceeds of approximately $89.8 million, after deducting the underwriting discount and other offering expenses payable by Adaptimmune. Adaptimmune intends to use the net proceeds from this offering to advance the development of its immunotherapies into and through clinical trials as well as for other general corporate purposes.

Cowen acted as sole book-running manager for the offering and Roth Capital Partners acted as co-manager for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the ADSs described above was declared effective by the Securities and Exchange Commission (“SEC”) on September 10, 2019. The offering was made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to these securities may also be obtained by sending a request to: Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

For readers in the European Economic Area

In any EEA Member State, this communication is only addressed to and directed at qualified investors in that Member State within the meaning of the Prospectus Regulation. The term “Prospectus Regulation” means Regulation (EU) 2017/1129.

For readers in the United Kingdom

This communication, in so far as it constitutes an invitation or inducement to enter into investment activity (within the meaning of s21 Financial Services and Markets Act 2000 as amended) in connection with the securities which are the subject of the offering described in this press release or otherwise, is being directed only at (i) persons who are outside the United Kingdom; (ii) persons who have professional experience in matters relating to investments who fall within Article 19(5) (Investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (iii) certain high net worth companies and persons who fall within Article 49(2)(a) to (d) (High net worth companies, unincorporated associations etc) of the Order; and/or (iv) any other person to whom it may lawfully be communicated (all such persons in (i) to (iv) together being referred to as “relevant persons”). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this communication or any of its contents.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2019, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com